UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 2, 2008

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                (b)      Charles R. Trego, Jr., Hardinge’s Senior Vice President and Chief Financial Officer, has resigned his employment with Hardinge effective March 2, 2008.

                (c)      On January 7, 2008, Hardinge’s Board of Directors elected Edward J. Gaio, age 54, to the position of Vice President and Chief Financial Officer. Mr. Gaio’s appointment is effective March 2, 2008. Mr. Gaio has served as Hardinge’s Corporate Controller since joining the Company in September 2006. Prior to joining the Company, Mr. Gaio was employed by Agilysys, Inc., a distributor of enterprise computer systems located in Cleveland, Ohio, serving as Vice President Finance from 2005 to July 2006, and Vice President and Controller from 1999 to 2005.

                (d)      On January 7, 2008, in connection with Mr. Gaio’s appointment as Hardinge’s Vice President and Chief Financial Officer, the Board of Directors made the following changes to Mr. Gaio’s compensation and benefits: (i) increased annual base salary to $190,000; (ii) awarded an automobile allowance in the amount of $700 per month; and (iii) increased target award under the Hardinge Cash Incentive Plan to 40% of annual base salary. The foregoing changes are effective on January 1, 2008.

                On January 8, 2008, Hardinge issued a press release announcing Mr. Trego’s resignation and Mr. Gaio’s appointment.  A copy of that press release is attached as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

ITEM 9.01	Financial Statement and Exhibits

                (d)      The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated January 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.

Date: January 8, 2008	By:	/s/ J. Patrick Ervin
J. Patrick Ervin
President and Chief Executive Officer